EXHIBIT 99.1

For more information, please contact:

Company Contact:
 Mr. Leo Wang
 Chief Financial Officer
 China Wind Systems, Inc.
 Tel:   +1-877-224-6696 ext 705
 Email: leo.wang@chinawindsystems.com
 Web:  http://www.chinawindsystems.com

Investor Relations Contact:
 Mr. Crocker Coulson
 President
 CCG Investor Relations
 Tel:   +1-646-213-1915 (NY Office)
 Email: crocker.coulson@ccgir.com
 Web:  http://www.ccgirasia.com

SOURCE  China Wind Systems, Inc.

China Wind Systems, Inc. Reports First Quarter 2009 Results

China Wind Systems, Inc. Reports First Quarter 2009 Results

WUXI, Jiangsu, China, May 15 /PRNewswire-Asia-FirstCall/ — China Wind Systems, Inc. (OTC Bulletin Board: CWSI - News), ("China Wind Systems" or the "Company"), a leading supplier of forged products and industrial equipment to the wind power and other industries in China, today announced its financial results for the quarter ended March 31, 2009.

First Quarter 2009 Highlights and Recent Events
—	Net revenues decreased 6.9% year-over-year to $7.9 million
—
Revenue from the sale of forged products for the wind power and other industries was $4.3 million, or 55.1% of net revenues, of which $2.7 million, or 34.7% of net revenue, was for the wind power industry

—	Gross profit decreased 26.6% year-over-year to $1.6 million
—	Net income was $646,058, or $0.01 per diluted share
—	Began production of forged products at new facility in Wuxi City
—	Delivered sample products to Shenyang Heavy Machinery Co., Ltd.
—	Elected Drew Bernstein as independent director

"We experienced a decrease in revenue in the first quarter due to the slowdown in our dyeing and finishing equipment segment, which was negatively impacted by the global economic crisis. However, revenue generated from forged rolled rings sold to the wind power industry increased 183% to $2.7 million in the first quarter of 2009 compared to $961,290 during the comparable period in 2008," commented Mr. Jianhua Wu, Chairman and CEO of China Wind Systems, Inc. "We are pleased that China Wind has developed strong momentum servicing the wind power industry, which represents our new strategic focus."

First Quarter 2009 Results

Net revenues for the first quarter of 2009 totaled $7.9 million, down 6.9% from $8.4 million for the same period of the prior year. The Company's management attributes the decrease in revenues to slower sales from the Company's dyeing and finishing equipment segment. Revenues from the sale of forged rolled rings for the wind power and other industries increased 35.2% to $4.3 million for the first quarter of 2009, compared to $3.2 million for the same period of the prior year. Revenue from the sale of forged rolled rings exclusively for the wind power industry rose 183.4% to $2.7 million, or 34.7% of net revenues, compared to $961,290, or 11.4% of net revenues in the year-ago period. The Company had no revenues from the sale of electrical power equipment during the quarter. Revenues from the Company's dyeing and finishing equipment segment decreased 24.1% to $3.5 million, or 44.9% of net revenues, compared to $4.7 million, or 53.1% of net revenue, for the first quarter of 2009.

Gross profit for the first quarter 2009 was $1.6 million, a 26.6% decrease from $2.2 million for the same period prior year. Gross margin was 20.3% compared to 25.7% for the same period prior year. The dyeing and finishing equipment segment's gross margin was 21.3%, down from 26.1%. The decrease was attributable to an increase in the cost of raw materials, such as steel and other metals, which could not be passed on to the Company's customers during that period as well as reduction of the Company's sales price due to stronger competition and the downturn in the textile industry in China. Gross margin for forged rolled rings was 19.5%, compared to 25.3% a year ago. During the quarter, the Company commenced operations in its new manufacturing facility. The decrease in gross margin for the forging segment was attributable to an increase in the cost of raw materials, operational inefficiencies due to low production levels at the new facility as the Company manufactured sample units for potential customers, and start-up costs in addition to the normal fixed-costs associated with operating the new forging facilities. The Company expects gross margins for forged rolled rings to improve as it ramps up production in the quarters ahead.

Operating expenses were $0.6 million in the first quarter of 2009, 16.7% less than in the year-ago period.

Operating income for the first quarter of 2009 totaled $1.0 million, a 31.2% decrease from $1.5 million for the same period prior year.

Net income allocable to common shareholders was $646,058, or $0.01 per diluted share, compared to a net loss of ($4.1) million, or ($0.11) per diluted share, in the first quarter of 2008, which included interest expense related to amortization of debt discount of $2.3 million and a deemed preferred dividend of $2.9 million. Adjusting net income for these non-cash items, the Company showed adjusted net income for the first quarter of 2008 of $1.0 million, or $0.03 per diluted share. Adjusted net income is not a GAAP measurement of net income, but the Company believes that the exclusion of non-cash charges that resulted from the accounting treatment of elements of our November 2007 private placement is a meaningful way to measure our operations. Earnings per share were calculated using a diluted weighted share count of 59.0 million shares for the first quarter of 2009, as compared with 37.5 million shares for the first quarter of 2008.

Financial Condition

As of March 31, 2009, China Wind Systems had cash and cash equivalents of $107,910 and accounts receivable of $4.9 million. The Company also had $1.3 million in short-term loans payable, $0.2 million of long-term debt, and stockholders' equity of $33.7 million. In addition, the Company held $3.4 million in working capital.

During the first quarter of 2009, China Wind Systems generated $188,547 in operating cash flow and spent $951,736 in capital expenditures primarily for equipment to produce larger size forged rolled rings. The Company is analyzing ways to speed up the collection of its accounts receivable in the current economic environment. The Company is also negotiating the terms for an $875,000 to $1.5 million bank loan to meet its short-term working capital requirements. However, the Company cannot give assurance that it will obtain this, or any other, financing.

Recent Events

In April, the Company announced changes to its board of directors. Drew Bernstein joined the Company as an independent director effective April 30, 2009. The Company also announced that Gerry Goldberg and Raymond Pirtle, Jr. resigned as directors after completing one year of service. The board is now comprised of four directors, two of whom are independent. The Company plans to add another independent director in the near future.

In March, the Company announced that it began supplying shafts for 1.5 MW turbines to new wind power customers as well as industrial shafts to heavy machinery customers in China. The Company is currently waiting to receive its "Level A Pressure Vessel Certificate" conferred by China's General Administration Quality and Safety Control Department. In addition, the Company is considering obtaining certification from Germanischer Lloyd, the leading certification organization in wind energy. The Company believes that if it receives both certifications, it will enhance its ability to seek larger customer contracts as well as business in the international market.

Business Outlook

"In 2009, we expect to continue to grow our wind-related forging business, primarily by strengthening our relationships with leading wind energy companies to supply them with large forged rolled rings and shafts. Our new facility continues to ramp up and we are completing production of previously signed orders. Based on our current orders, we expect to achieve approximately $9 million to $12 million in revenues for our forged rolled ring business in the second quarter of 2009. We continue to increase our effort in negotiating new orders and will issue specific guidance later this year when we have more visibility on our order flow and the economic environment," concluded Mr. Wu.

Use of Non-GAAP Financial Measures

China Wind Systems believes that net income adjusted for certain non-cash expenses, a non-GAAP performance measure, is a reasonable means for understanding its business in view of the significant non-cash charges which do not relate to the operation of the business. In connection with the Company's November 2007 private placement, it issued 3% convertible notes to the investors in the principal amount of the $5,525,000. Because of the favorable conversion terms, the debt was issued at a discount of $2,610,938. Upon the conversion of the debt into equity in March 2008, the unamortized debt discount of $2,263,661 was fully amortized and treated as additional interest, and the relative fair value of the warrants granted in March 2008 related to the November 2007 private placement of $2,884,062 was classified as a deemed dividend to the holders of the series A preferred stock. The amortization of the debt discount and the deemed dividend are non-cash events which do not affect the Company's operations.

Conference Call

The Company will conduct a conference call at 8:00 a.m. Eastern Time (ET) on Friday, May 15, 2009 to discuss its first quarter 2009 results. To participate in the live conference call, please dial 866-800-8648 (international callers dial 617-614-2702) approximately ten minutes prior to the start of the call and enter passcode 99402554. A replay will be available for 14 days starting on May 15 at 10:00 a.m. ET. To access the replay, dial (888) 286-8010 (international callers dial 617-801-6888) and enter passcode 88857803.

About China Wind Systems, Inc.

China Wind Systems supplies forged rolled rings to the wind power and other industries and industrial equipment to the textile and energy industries in China. With its newly finished state-of-the-art production facility, the Company plans to increase its production and shipment of high-precision rolled rings and other essential components primarily to the wind power and other industries. For more information on the Company, visit http://www.chinawindsystems.com .. Information on the Company's Web site or any other Web site does not constitute a portion of this release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

-Financial Tables Follow-

CHINA WIND SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended
	March 31,
	2009	2008
	(Unaudited)	(Unaudited)

NET REVENUES	$7,860,867	$8,447,074

COST OF SALES	6,264,218	6,272,826

GROSS PROFIT	1,596,649	2,174,248

OPERATING EXPENSES:
Depreciation	77,530	78,020
Selling, general and administrative	500,948	616,568

Total Operating Expenses	578,478	694,588

INCOME FROM OPERATIONS	1,018,171	1,479,660

OTHER INCOME (EXPENSE):
Interest income	230	5,633
Interest expense	(23,671)	(2,259,694)
Foreign currency loss	(11)	-
Debt issuance costs	(12,000)	(21,429)

Total Other Income (Expense)	(35,452)	(2,275,490)

INCOME (LOSS) BEFORE INCOME TAXES	982,719	(795,830)

INCOME TAXES	336,661	454,031

NET INCOME (LOSS)	646,058	(1,249,861)

DEEMED PREFERRED STOCK DIVIDEND	-	(2,884,062)

NET INCOME (LOSS) ALLOCABLE TO COMMON SHAREHOLDERS	$646,058	$(4,133,923)

COMPREHENSIVE INCOME (LOSS):
NET INCOME (LOSS)	$646,058	$(1,249,861)

OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation gain	41,540	1,007,245

COMPREHENSIVE INCOME (LOSS)	$687,598	$(242,616)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.01	$(0.11)
Diluted	$0.01	$(0.11)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	44,964,840	37,484,504
Diluted	58,993,029	37,484,504

CHINA WIND SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$107,910	$328,614
Notes receivable	199,836	269,549
Accounts receivable, net of allowance for doubtful accounts (Note 2)	4,900,064	4,518,259
Inventories, net of reserve for obsolete inventory (Note 3)	2,409,723	1,892,090
Advances to suppliers	101,916	117,795
Due from related party (Note 8)	-	437,688
Prepaid expenses and other	79,240	21,744

Total Current Assets	7,798,689	7,585,739

PROPERTY AND EQUIPMENT - net (Note 4)	26,748,919	25,939,596

OTHER ASSETS:
Land use rights, net (Note 5)	3,789,616	3,806,422

Total Assets	$38,337,224	$37,331,757

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Loans payable (Note 7)	$1,314,713	$1,021,272
Accounts payable	2,445,776	2,485,137
Accrued expenses	233,517	187,605
VAT and service taxes payable	-	97,341
Advances from customers	100,096	45,748
Income taxes payable	336,710	569,371

Total Current Liabilities	4,430,812	4,406,474

LONG-TERM LIABILITIES:
Loan payable - net of current portion and debt discount (Note 7)	158,515	-

Total Liabilities	4,589,327	4,406,474

RELATED PARY TRANSACTIONS (Note 8)
COMMITMENTS (Note 11)

STOCKHOLDERS' EQUITY: (Note 6)
Preferred stock $0.001 par value; (March 31, 2009 and December 31, 2008 - 60,000,000 shares authorized, all of which were designated as series A convertible preferred, 14,028,189 shares issued and outstanding; at March 31, 2009 and December 31, 2008, respectively)	14,028	14,028
Common stock ($0.001 par value; 150,000,000 shares authorized; 44,979,667 and 44,895,546 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively)	44,980	44,896
Additional paid-in capital	15,706,220	15,571,288
Retained earnings	14,231,262	13,639,641
Statutory reserve	675,640	621,203
Other comprehensive gain - cumulative foreign currency translation adjustment	3,075,767	3,034,227

Total Stockholders' Equity	33,747,897	32,925,283

Total Liabilities and Stockholders' Equity	$38,337,224	$37,331,757

CHINA WIND SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	Match 31,
	2009	2008
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$646,058	$(1,249,861)
Adjustments to reconcile net income (loss) from operations to net cash provided by (used in) operating activities:
Depreciation	175,113	159,062
Amortization of debt discount to interest expense	1,500	2,263,661
Amortization of debt offering costs	-	21,429
Amortization of land use rights	21,585	2,784
Increase in allowance for doubtful accounts	1,109	-
Stock-based compensation expense	42,031	45,000
Changes in assets and liabilities:
Notes receivable	70,041	-
Accounts receivable	(377,183)	(1,263,740)
Inventories	(515,182)	(1,136,507)
Prepaid and other current assets	(57,485)	(49,696)
Advances to suppliers	16,025	320,583
Due from related party	438,174	-
Accounts payable	(42,397)	(1,225,962)
Accrued expenses	45,669	7,150
VAT and service taxes payable	(97,450)	62,655
Income taxes payable	(233,343)	(64,183)
Advances from customers	54,282	10,804

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	188,547	(2,096,821)

CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in due from related parties	-	96,650
Proceeds from sale of cost-method investee	-	34,840
Deposit on long-term assets - related party	-	(822,212)
Purchase of property and equipment	(951,736)	(3,907)

NET CASH USED IN INVESTING ACTIVITIES	(951,736)	(694,629)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans	542,116	139,360
Proceeds from exercise of warrants	-	187,340
Payments on related party advances	-	(100,441)

NET CASH PROVIDED BY FINANCING ACTIVITIES	542,116	226,259

EFFECT OF EXCHANGE RATE ON CASH	369	120,480

NET DECREASE IN CASH	(220,704)	(2,444,711)

CASH - beginning of year	328,614	5,025,434

CASH - end of period	$107,910	$2,580,723

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$21,264	$16,752
Income taxes	$580,004	$518,214

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Debt discount for grant of warrants	$92,985	$-
Deemed preferred stock dividend reflected in paid-in capital	$-	$2,884,062
Convertible notes converted to series A preferred stock	$-	$5,525,000

CHINA WIND SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS AND DILUTED EPS

	For the Three Months ended March 31,
	2009		2008

	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income (loss) allocable to common shareholders	$646,058	$0.01	$(4,133,923)	$(0.11)
Adjustment
Deemed dividend to preferred stockholders	-	-	2,884,062	$0.08
Non-cash interest from amortization of debt discount	1,500	$0.00	2,263,661	$0.06
Amortization of debt issuance costs	-	-	21,429	$0.00
Reversal of accrued interest	-	-	(20,719)	$(0.00)

Net income, adjusted	$647,558	$0.01	$1,014,510	$0.03

Weighted average diluted shares, 58,993,029 for three months ended March 31,2009 and 37,484,504 for three months ended March 31, 2008

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